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                                                                    Exhibit 21.1


                           LIST OF SUBSIDIARIES OF
                         MEDICHEM LIFE SCIENCES, INC.


Company                                     State of Incorporation
-------                                     ----------------------

ThermoGen, Inc.                                   Illinois
Emerald BioStructures, Inc.                       Washington
MediChem Research, Inc.                           Illinois
MediChem Management, Inc.                         Delaware